Exhibit 10.26

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of October 10, 2013, (as it may be amended, restated, supplemented or otherwise modified from time to time) among EXAGEN DIAGNOSTICS, INC., a Delaware corporation (“Borrower”; collectively with each entity that becomes a “Grantor” hereunder as contemplated by Section 5.12, the “Grantors” and each, a “Grantor”), CAPITAL ROYALTY PARTNERS II L.P, CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P., and PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P. (together, the “Secured Parties” and each, a “Secured Party”) and CAPITAL ROYALTY PARTNERS II L.P., as Control Agent for the Secured Parties (the “Control Agent”).

The Secured Parties have agreed to provide term loans to Borrower as provided in the Loan Agreement (as defined below).

Each Grantor (other than Borrower) shall guarantee the obligations of Borrower to the Secured Parties under the Loan Agreement.

To induce the Secured Parties to extend credit under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor has agreed to grant a security interest in the Collateral (as defined below) of such Grantor as security for the Secured Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds” and “Promissory Note” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02 Additional Definitions. In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.01.

“Control Agent” has the meaning assigned to such term in Section 5.13.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in the Code.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Excluded Asset” means:

(a) any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral; and

(b) to the extent any property is excluded from the Collateral solely by operation of Section 3.02, such property.

“Initial Pledged Shares” means the Shares of each Issuer beneficially owned by any Grantor on the date hereof and identified in Annex 2.

“Issuers” means, collectively, (a) the respective Persons identified on Annex 2 under the caption “Issuer”, (b) any other Person that shall at any time be a Subsidiary of any Grantor, and (c) the issuer of any equity securities hereafter owned by any Grantor.

“Joinder” has the meaning specified in Section 5.12.

“Loan Agreement” means that certain Term Loan Agreement, dated as of the date hereof, among Borrower, the Subsidiary Guarantors and the Secured Parties, as such agreement is amended, supplemented, restated, extended, renewed, or replaced from time to time.

“Motor Vehicles’’ means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Pledged Property” means the Deposit Accounts, the Pledged Shares, the Securities Accounts, the Commodity Accounts and all or any part of any other present or future interests of any Grantors in Investment Property, including all of the present or future Security Entitlements of such Grantor as Entitlement Holders in respect of such Security Entitlements, all of the present or future Commodity Contracts of such Grantor as commodity customers in respect of such Commodity Contracts, all credit balances relating to such property, all other rights and benefits accruing to or arising in connection with such property, and all Proceeds of such property.

“Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Shares of any Issuer now or hereafter owned by any Grantor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Secured Obligations” means, with respect to each Grantor, the Obligations of such Grantor.

“Secured Parties” means each of the Persons listed on the signature pages hereto as “Secured Party” and their successors and assigns as Lenders under the Loan Agreement.

“Secured Parties Representative” has the meaning specified in Section 4.05.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world, and in each case, the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

1.03 Other Defined Terms. All other capitalized terms used and not defined herein have the meanings ascribed to them in the Loan Agreement. References to agreements (including this Agreement) or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time to the extent not prohibited herein.

Section 2. Representations and Warranties. Each Grantor represents and warrants to the Secured Parties that:

2.01 Title.

(a) Such Grantor is the sole beneficial owner of its Collateral and no lien exists upon such Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein and (b) Permitted Liens.

(b) Subject to Permitted Liens, the security interest created or provided for herein constitutes a valid first priority, and to the extent the security interest in the Collateral may be perfected in any manner described in clauses (i) through (iv) below, perfected lien on such Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the filing of a UCC financing statement naming such Grantor as debtor, the Secured Parties as secured parties, and listing all personal property as Collateral (which has been delivered to the Control Agent in completed and duly authorized form), (ii) with respect to any Deposit Account, Securities Account or Commodity Account, the execution of agreements among such Grantor, the applicable financial institution and the Control Agent, effective to grant “control” (as defined in the UCC) over such Deposit Account, Securities Account or Commodity Account to the Control Agent, (iii) with respect to any Intellectual Property that does not qualify under clause (i) above, the filing of this Security Agreement or a short-form security agreement properly evidencing this Security Agreement with the applicable Intellectual Property office of the applicable government for such Intellectual Property, and (iv) in the case of all certificated Shares, the delivery thereof to the Control Agent properly endorsed for transfer to the Control Agent or in blank.

2.02 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of such Grantor as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies the place of business of such Grantor or, if such Grantor has more than one place of business, the location of the chief executive office of such Grantor.

2.03 Changes in Circumstances. Such Grantor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), or (b) except as specified in Annex 1, heretofore changed its name.

2.04 Pledged Shares.

(a) The Initial Pledged Shares constitute (a) 100% of the issued and outstanding Shares of each Issuer (other than a Controlled Foreign Corporation) beneficially owned by such Grantor on the date hereof (other than any Shares held in a Securities Account referred to in Annex 7), whether or not registered in the name of such Grantor and (b) in the case of each Issuer that is a Controlled Foreign Corporation, (i) 65% of the issued and outstanding shares of voting stock of such Issuer and (ii) 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer beneficially owned by such Grantor on the date hereof, in each case whether or not registered in the name of such Grantor. Annex 2 correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

(b) The Initial Pledged Shares are, and all other Pledged Shares that in the future will constitute Collateral will be, (i) duly authorized, validly existing, fully paid and nonassessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, bylaws, partnership agreement or other organizational instrument of the respective Issuer thereof, prohibiting the transfer of such Pledged Shares (except for any such restriction contained herein or in the Loan Documents, Permitted Restrictive Agreements or as otherwise permitted in the Loan Documents).

2.05 Promissory Notes. Annex 3 sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Annex 7) held by such Grantor on the date hereof.

2.06 Intellectual Property. Annexes 4, 5 and 6, respectively, set forth a complete and correct list of all (a) applied for or registered Copyrights, (b) applied for or registered Patents, including the jurisdiction and patent number, and (c) applied for or registered Trademarks, including the jurisdiction, trademark application or registration number and the application or registration date, and trade names, owned or exclusively licensed by such Grantor on the date hereof (or, in the case of any supplement to said Annexes 4, 5 and 6, effecting a pledge thereof, as of the date of such supplement).

2.07 Deposit Accounts, Securities Accounts and Commodity Accounts. Annex 7 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of such Grantor on the date hereof.

2.08 Commercial Tort Claims. Annex 8 sets forth a complete and correct list of all commercial tort claims of such Grantor in existence on the date hereof.

2.09 Each of Annexes 1, 2, 3, 4, 5, 6, 7, and 8 shall be updated by Borrower prior to each Borrowing Date to insure the continued accuracy of such Annexes as of such Borrowing Date, by Borrower providing to the Lenders, in writing (including by electronic means), a revised version of such Annex in accordance with the provisions of Section 12.02 of the Loan Agreement. Each such updated Annex shall be effective immediately upon the receipt thereof by the Lenders.

Section 3. Collateral.

3.01 Granting Clause. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to the Secured Parties, as hereinafter provided a security interest in all of such Grantor’s right, title and interest in, to and under all of its property, in each case whether tangible or intangible, wherever located, and whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation all of the following but excluding all Excluded Assets (collectively, “Collateral”):

(a) all Accounts:

(b) all As-Extracted Collateral;

(c) all Chattel Paper;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods not covered by the other clauses of this Section 3;

(j) the Pledged Shares;

(k) all Instruments, including all Promissory Notes;

(l) all Intellectual Property;

(m) all Inventory;

(n) all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(o) all Letter-of-Credit Rights;

(p) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 8;

(q) all other tangible and intangible personal property whatsoever of such Grantor; and

(r) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor);

provided, however, that, nothing set forth in this Section 3.01 or any other provision of this Agreement or any other Loan Document shall at any time constitute the grant of a security interest in, or a Lien on, any Excluded Asset.

3.02 Controlled Foreign Corporations; Certain Leases and Licenses. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and each Grantor shall not be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in:

(a) any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote;

provided that (i) immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation in which it has any interest and (ii) if no adverse tax consequences to the applicable Grantor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all of the capital stock or other ownership interests of such Controlled Foreign Corporation held by such Grantor; or

(b) any lease, license, contract or agreement to which any Grantor is a party, in each case, if and only if, and solely to the extent that, (A) the grant of a security interest therein shall constitute or result in a breach, termination or default or invalidity thereunder or thereof (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) and (B) such lease, license, contract or agreement (1) is an “off the shelf” license of intellectual property that is not material to the operation of the business of the applicable Grantor or which can be replaced without a material expenditure, or (2) is executed by the applicable Grantor after the date hereof (provided that the applicable Grantor, prior to entering into or obtaining such lease, license, contract or agreement, used commercially reasonable efforts to permit the collateral assignment thereof but was unsuccessful in obtaining such permission); provided that immediately upon the time at which the consequences described in the foregoing clause (A) shall no longer exist, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all of such Grantor’s right, title and interest in such lease, license, contract or agreement.

Section 4. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Grantors hereby jointly and severally agree with the Secured Parties as follows:

4.01 Delivery and Other Perfection. Subject to Permitted Liens, each Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Majority Lenders to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Secured Parties to exercise and enforce their rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a) if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by the Grantor, forthwith (x) deliver to the Control Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Control Agent may request, all of which thereafter shall be held by the Control Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Control Agent may deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b) promptly from time to time deliver to the Control Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Control Agent may request; provided that (other than in the case of the Promissory Notes described in Annex 3) until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, such Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business and the Control Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Instrument delivered by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Control Agent, against trust receipt or like document);

(c) (i) enter into such control agreements as required and within such time period as set forth in Section 6.01(h)(ii)(E) of the Loan Agreement, and (ii) promptly from time to time thereafter, enter into such control agreements in favor of the Secured Parties, each in form and substance acceptable to the Majority Lenders, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights acquired by the Grantors after the date hereof, and will promptly furnish to the Control Agent true copies thereof;

(d) promptly from time to time upon the request of the Majority Lenders, (i) execute and deliver such short-form security agreements as the Majority Lenders may deem necessary or desirable to protect the interests of the Secured Parties in respect of that portion of the Collateral consisting of Intellectual Property, and (ii) take such other action as the Majority Lenders may deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in that portion of the Collateral consisting of Intellectual Property located in a country outside the United States;

(e) promptly upon request of the Majority Lenders, cause the Secured Parties to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory) and within 120 days of such request deliver evidence of the same to the Control Agent;

(f) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Majority Lenders may require in order to reflect the security interests granted by this Agreement;

(g) permit representatives of the Secured Parties upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Parties to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Majority Lenders may require; and

(h) (i) enter into and deliver to the Secured Parties such Landlord Consent as required and within such time period as set forth in the Loan Agreement, (ii) promptly from time to time upon the request of the Majority Lenders, use commercially reasonable efforts to, subject to the receipt of any necessary landlord consents, execute and deliver such real property security documents and collateral access agreements with respect to real Property owned or leased (as tenant) by such Grantor in the United States, and (iii) cause to be recorded in the appropriate real property records such documents delivered pursuant to this Section 4.01(h) as the Control Agent may deem necessary or appropriate.

4.02 Other Financing Statements or Control. Except as otherwise permitted under the Loan Documents and except for Permitted Liens, no Grantor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Secured Parties are not named as the sole secured parties, or (b) cause or permit any Person other than the Control Agent or the Secured Parties to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Securities Account, Commodity Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

4.03 Preservation of Rights. The Secured Parties shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04 Special Provisions Relating to Certain Collateral.

(a) Pledged Shares.

(i) Subject to Permitted Liens, the Grantors will cause the Pledged Shares to constitute at all times (1) 100% of the total number of Shares of each Issuer (other than a Controlled Foreign Corporation) then outstanding owned by the Grantors and (2) in the case of any Issuer that is a Controlled Foreign Corporation, 65% of the total number of shares of voting stock of such Issuer and 100% of the total number of shares of all other classes of capital stock of such Issuer then issued and outstanding owned by the Grantors.

(ii) Until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the terms of the Loan Agreement, the Grantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Grantors jointly and severally agree that they will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Control Agent or the Secured Parties shall execute and deliver to the Grantors or cause to be executed and delivered to the Grantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantors may reasonably request for the purpose of enabling the Grantors to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(a)(ii).

(iii) Until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

(iv) After the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, whether or not the Secured Parties or any of them exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to them under applicable law or under this Agreement, the other Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Secured Parties Representative for distribution to the Secured Parties and retained by them as part of the Collateral, subject to the terms of this Agreement, and, if the Secured Parties Representative shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Secured Parties Representative appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is waived in writing by the Majority Lenders in accordance with the Loan Agreement, any such dividend or distribution theretofore paid to the Secured Parties Representative shall, upon request of the Grantors (except to the extent theretofore applied to the Secured Obligations), be returned by the Secured Parties Representative to the Grantors.

(b) Intellectual Property.

(i) For the purpose of enabling the Secured Parties to exercise rights and remedies under Section 4.05 at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Secured Parties Representative, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use and the right to assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii) Notwithstanding anything contained herein to the contrary, but subject to any provision of the Loan Documents that limits the rights of any Grantor to dispose of its property, until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors will be permitted to exploit, use, enjoy, protect, defend, enforce, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of business of the Grantors. In furtherance of the foregoing, until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the terms of the Loan Agreement, the Secured Parties or the Secured Parties Representative shall from time to time, upon the request of the respective Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantors shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 4.04(b)(i) as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of the Loan Agreement or Warrant Obligations) or earlier expiration of this Agreement or release of the Collateral, the Secured Parties Representative shall grant back to the Grantors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 4.05 by the Secured Parties shall not terminate the rights of the holders of any licenses, covenants not to sue, or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this Section 4.04(b)(ii).

(c) Chattel Paper. The Grantors will (i) deliver to the Control Agent each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance satisfactory to the Control Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Control Agent without the consent of the Control Agent would violate the rights of the Secured Parties.

4.05 Remedies.

(a) Rights and Remedies Generally upon Event of Default. Upon the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the terms of the Loan Agreement, the Secured Parties shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Parties were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right). Upon the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the terms of the Loan Agreement, the Majority Lenders shall appoint one of the Secured Parties to act as a representative of all the Secured Parties (such Person, the “Secured Parties Representative”) to exercise, on behalf of all the Secured Parties, such rights and remedies of the Secured Parties described above; and without limiting the foregoing:

(i) the Secured Parties Representative may, in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii) the Secured Parties Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the Secured Parties Representative may require the Grantors to notify (and each Grantor hereby authorizes the Secured Parties Representative to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Secured Parties hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Secured Parties Representative or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Grantor they shall be held in trust by such Grantor for the benefit of the Secured Parties and as promptly as possible remitted or delivered to the Secured Parties Representative for application as provided herein);

(iv) the Secured Parties Representative may require the Grantors to assemble the Collateral at such place or places, convenient to the Secured Parties and the Grantors, as the Secured Parties Representative may direct;

(v) the Secured Parties Representative may require the Grantors to cause the Pledged Shares to be transferred of record into the name of the Secured Parties Representative or its nominee (and the Secured Parties Representative agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Secured Parties Representative will thereafter promptly give to the respective Grantor copies of any notices and communications received by them with respect to such Pledged Shares); and

(vi) the Secured Parties Representative may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Secured Parties Representative deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Secured Parties Representative or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Collateral consisting of Trademarks, the goodwill connected with and symbolized by the Trademarks subject to such disposition shall be included. The Secured Parties Representative may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(vii) The Proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of any license granted to the Secured Parties Representative in Section 4.04(b), shall be applied in accordance with Section 4.09.

(b) Certain Securities Act Limitations. The Grantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Secured Parties Representative may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the Secured Parties Representative than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Parties Representative shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c) Notice. The Grantors agree that to the extent the Secured Parties Representative is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten business days’ notice shall be deemed to constitute reasonable prior notice.

4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the indefeasible payment in full in cash of the Secured Obligations (other than inchoate indemnity or reimbursement obligations or Warrant Obligations), the Grantors shall remain liable for any deficiency.

4.07 Locations; Names, Etc. No Grantor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral, unless in each case 30 days’ prior written notice has been provided to the Control Agent and such change is not otherwise restricted by the terms of any Loan Document.

4.08 Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Secured Parties or any of them arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Parties Representative accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Parties Representative under this Section 4, shall be applied by the Secured Parties Representative:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out of pocket costs and expenses of the Secured Parties and the fees and expenses of their agents and counsel, and all expenses incurred and advances made by the Secured Parties in connection therewith;

Next, to the indefeasible payment in full of the Secured Obligations (other than inchoate indemnity or reimbursement obligations or Warrant Obligations) in such order as the Secured Parties in their sole discretion determine; and

Finally, to the payment to the respective Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

4.10 Attorney in Fact. Without limiting any rights or powers granted by this Agreement to the Secured Parties, upon the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Secured Parties Representative (and any of the Secured Parties Representative’s officers or employees or agents appointed by the Secured Parties Representative) is hereby appointed the attorney in fact of each Grantor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Secured Parties Representative may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Parties Representative shall be entitled under this Section 4 to make collections in respect of the Collateral, the Secured Parties Representative shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11 Perfection and Recordation. Each Grantor authorizes the Secured Parties to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

4.12 Termination. When all Secured Obligations shall have been indefeasibly paid in full in cash (other than inchoate indemnity or reimbursment obligations or the Warrant Obligations), this Agreement automatically shall terminate, and each Secured Party shall, upon request of Grantors, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Grantor and to be released and canceled all licenses and rights referred to in Section 4.04(b), in each case, at Grantors’ sole expense. Each Secured Party shall also, at the expense of such Grantor, execute and deliver to such Grantor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12, in each case, at Grantors’ sole expense.

4.13 Further Assurances. Each Grantor agrees that, from time to time upon the written request of the Majority Lenders, such Grantor will execute and deliver such further documents and do such other acts and things as the Majority Lenders may request in order fully to effect the purposes of this Agreement. The Secured Parties shall release any lien covering any asset that has been disposed of in accordance with the provisions of the Loan Documents.

Section 5. Miscellaneous.

5.01 Notices. All notices, requests, consents and demands hereunder shall be delivered in accordance with Section 12.02 of the Loan Agreement.

5.02 No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Majority Lenders.

5.04 Expenses.

(a) The Grantors shall pay or reimburse the Control Agent or the Secured Parties for costs and expenses in accordance with Section 12.03 of the Loan Agreement.

(b) The Grantors shall hereby indemnify the Secured Parties, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties in accordance with Section 12.03(b) of the Loan Agreement.

5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor, the Control Agent, the Secured Parties Representative, and the Secured Parties (provided that no Grantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Secured Parties in accordance with the Loan Agreement.

5.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07 Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Each Grantor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5.07(b) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Venue. Each Grantor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Grantor is or may be subject, by suit upon judgment.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

5.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.10 Agents and Attorneys in Fact. The Secured Parties may employ agents and attorneys in fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.

5.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.12 Additional Grantors. Additional Persons may from time to time after the date of this Agreement become Grantors under this Agreement by executing and delivering to the

Control Agent a supplemental agreement (together with all schedules thereto, a “Joinder”) to this Agreement, in substantially the form attached hereto as Exhibit A. Accordingly, upon the execution and delivery of any such Joinder by any such Person, such Person shall automatically and immediately, and without any further action on the part of any Person, become a “Grantor” under and for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Joinder. In addition, upon the execution and delivery of any such Joinder, the new Grantor makes the representations and warranties set forth in Section 2.

5.13 Limited Agency for Perfection.

(a) The Secured Parties each hereby appoint Capital Royalty Partners II L.P. as their collateral agent (in such capacity, together with any successor in such capacity appointed by Capital Royalty Partners II L.P. and consented to by the Majority Lenders (such consent not to be unreasonably withheld or delayed), the “Control Agent”) for the limited purpose of acting as the agent on behalf of the Secured Parties with respect to the Pledged Property for purposes of the perfecting of the Liens of the Secured Parties on the Pledged Property. The Control Agent accepts such appointment and agrees to hold or to have control of, as applicable, the Pledged Property for the benefit of itself and the other Secured Parties and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Pledged Property, subject to the terms and conditions of this Section 5.13. All Secured Parties hereby agree that Capital Royalty Partners II L.P. shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Grantors in respect of the Pledged Property and no other Secured Party will hinder, delay or interfere with the exercise of such rights by the Control Agent in any respect. The Grantors hereby agree to pay, reimburse, indemnify and hold harmless the Control Agent for any claims or losses related to its acting in such role except to the extent due to the gross negligence or willful misconduct of the Control Agent. Except as specifically prescribed herein, the Control Agent shall have no obligation whatsoever to the other Secured Parties including any obligation to assure that the Pledged Property is genuine or owned by a Grantor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.13. In acting on behalf of the other Secured Parties, the duties or responsibilities of the Control Agent under this Section 5.13 shall be limited solely to physically holding the Pledged Property delivered to the Control Agent by the Grantors and entering into control agreements for the benefit of the Secured Parties for purposes of perfecting the Lien held by the other Secured Parties.

(b) The Control Agent shall not have by reason of any document including this Agreement a fiduciary relationship in respect of any other Secured Party.

(c) The Control Agent may perform any of its duties under this Agreement by or through their respective officers, directors, agents, employees, affiliates or other designees.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTOR:

EXAGEN DIAGNOSTICS, INC., as Grantor

By

	Name:	Fortunato Ron Rocca
	Title:	Chief Executive Officer

[Signature Page to Security Agreement]

S-1

SECURED PARTIES:

CAPITAL ROYALTY PARTNERS II L.P., as Secured Party and Control Agent
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By

	Name:	Charles Tate
	Title:	Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P., as Secured Party
By CAPITAL ROYALTY PARTNERS II - PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II - PARALLEL FUND “A” GP LLC, its General Partner

By

	Name:	Charles Tate
	Title:	Sole Member

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P., as Secured Party
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By

	Name:	Charles Tate
	Title:	Sole Member

[Signature Page to Security Agreement]

S-2

EXHIBIT A

to Security Agreement

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [                    ] by [NAME OF ADDITIONAL GRANTOR], a [                    ] corporation (the “Additional Grantor”), in favor of CAPITAL ROYALTY PARTNERS II L.P., CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P., and PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P. (together, the “Secured Parties” and each, a “Secured Party”) and CAPITAL ROYALTY PARTNERS II L.P., as Control Agent (the “Control Agent”) under the Loan Agreement referred to below.

A. Reference is made to (i) the Term Loan Agreement (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Loan Agreement”), dated as of [            ], 2013, among EXAGEN DIAGNOSTICS, INC., a Delaware corporation (“Borrower”), the other Grantors party thereto and the Secured Parties, and (ii) the Security Agreement (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Security Agreement”; capitalized terms used herein by not defined shall have the meaning ascribed to such terms therein) dated as of [            ], 2013 granted by the Grantors party thereto in favor of the Secured Parties.

B. Section 5.12 of the Security Agreement provides that additional Persons may from time to time after the date of the Security Agreement become Grantors under the Security Agreement by executing and delivering to the Secured Parties a supplemental agreement to the Security Agreement in the form of this Joinder.

C. To induce the Secured Parties to maintain the term loans pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Grantor has agreed to execute and deliver (i) a Guarantee Assumption Agreement under the Loan Agreement, and (ii) this Joinder to the Secured Parties.

The Additional Grantor hereby agrees to become a “Grantor” for all purposes of the Security Agreement (and hereby supplements each of the Annexes to the Security Agreement in the manner specified in Appendix A hereto). Without limitation, as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (other than inchoate indemnity or reimbursement obligations or Warrant Obligations), the Additional Grantor hereby pledges and grants to the Secured Parties as provided in Section 3 of the Security Agreement a security interest in all of the Additional Grantor’s right, title and interest in, to and under the Collateral of the Additional Grantor, in each case whether tangible or intangible, wherever located, and whether now owned by the Additional Grantor or hereafter acquired and whether now existing or hereafter coming into existence. In addition, the Additional Grantor hereby makes the representations and warranties set forth in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

Exhibit A-1

[SIGNATURE PAGES FOLLOW]

Exhibit A-2

IN WITNESS WHEREOF, the Additional Grantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[INSERT NAME OF ADDITIONAL GRANTOR], as Grantor

By
Name:
Title:

CAPITAL ROYALTY PARTNERS II L.P., as Secured Party and Control Agent
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
	Name:	Charles Tate
	Title:	Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P., as Secured Party
By CAPITAL ROYALTY PARTNERS II - PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

By
	Name:	Charles Tate
	Title:	Sole Member

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P., as Secured Party
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By
	Name:	Charles Tate
	Title:	Sole Member

Exhibit A-3